UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2004

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

On August 2, 2004, CNET Networks, Inc., a Delaware corporation (the "Registrant") completed its aquisition of Twofold Photos, Inc., a California corporation ("Twofold").  Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated July 14, 2004 by and among Registrant, Cheese Acquisition Sub, Inc., a California corporation and wholly-owned subsidiary of the Registrant, Twofold and Nicholas Wilder as Shareholder Representative, Merger Sub was merged with and into Twofold, with Twofold continuing as the surviing corporation and a wholly-owned subsidiary of Registrant.  Under the terms of the agreement, Registrant paid a total of $70.0 million consisting of $60.0 million in cash and $10.0 million in deferred consideration payable in three years bearing interest at a rate of 3% per year.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirey by reference to the Agreement and Plan of Merger previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2004.

ITEM 5. Other Events.

On August 2, 2004, Registrant issued a press release relating to the completion of the acquisition of Twofold. That press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBIT NUMBER	TITLE

2.1*	Agreement and Plan of Merger, dated as of July 14, 2004, by and among CNET Networks, Inc., a Delaware corporation, Cheese Acquisition Sub, Inc., a California corporation, Twofold Photos, Inc., a California corporation, and Nicholas Wilder as Shareholder Representative

99.1**	Press release, dated August 2, 2004

* Previously filed as an Exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission On July 21, 2004.

** Filed herewith

ITEM 9. Regulation FD Disclosure.

On August 2, 2004, the Registrant issued a press release relating to the completion of Registrant's acquisition of Twofold. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report as if fully set forth herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004

CNET Networks, Inc. By: /s/ DOUGLAS N. WOODRUM —————————————— Name: Douglas N. Woodrum Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	TITLE

2.1*	Agreement and Plan of Merger, dated as of July 14, 2004, by and among CNET Networks, Inc., a Delaware corporation, Cheese Acquisition Sub, Inc., a California corporation, Twofold Photos, Inc., a California corporation, and Nicholas Wilder as Shareholder Representative

99.1**	Press release, dated August 2, 2004

* Previously filed as an Exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission On July 21, 2004.

** Filed herewith